UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  April 29, 2010)

ALL AMERICAN GROUP, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

Coachmen Industries, Inc.
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective May 3, 2010, the Registrant amended its articles of incorporation to change the name of the corporation to “All American Group, Inc.”

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

a)	The annual meeting of the shareholders of Coachmen Industries, Inc. was held on April 29, 2010

b)	The following nominees were elected Directors for three-year terms expiring 2013:

Robert J. Deputy
Richard M. Lavers
Edwin W. Miller

c)	The tabulation of votes for each Director nominee was as follows:

	For	Withheld
Robert J. Deputy	2,332,975	2,570,914
Richard M. Lavers	2,325,198	2,578,691
Edwin W. Miller	2,333,308	2,570,581

d)	The terms of office of the following directors continued after the meeting:

Geoffrey B. Bloom, William P. Johnson, Matthew S. Sanford, Donald W. Hudler, John A. Goebel, Fabian de Armas

e)	The shareholders voted for Proposal 2 to amend the Company’s Articles of Incorporation to change the name of the Company to “All American Group, Inc.”

f)	The tabulation of votes on Proposal 2 was as follows:

	For	Against	Abstained
Proposal 2	10,887,565	505,590	2,707,277

GAMCO Asset Management, Inc. (“GAMCO”) purported to nominate the following individuals to serve on the Board of Directors of the Company:

Glenn J. Angiolillo
Avrum Gray
Robert S. Prather, Jr.

As set forth in the Company’s proxy statement for the annual meeting, the Board of Directors of the Company determined that the purported nominations of Mr. Angiolillo, Mr. Gray and Mr. Prather failed to comply with the Company’s bylaws because GAMCO’s notices of nomination did not contain all of the information required by the Company’s bylaws. Because Mr. Angiolillo, Mr. Gray and Mr. Prather were not properly nominated, votes cast for each of them were disallowed. Set forth below is a tabulation of the votes received for each of them and disallowed:

Glenn J. Angiolillo	5,427,219
Avrum Gray	6,222,448
Robert S. Prather, Jr.	6,222,448

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Articles of Amendment to the Articles of Incorporation of Coachmen Industries, Inc. (incorporated by reference to Appendix B to the Company’s Proxy Statement filed April 1, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GROUP, INC.

Date:	May 5, 2010	By:	/s/ Martin Miranda

Martin Miranda, Secretary
Printed Name and Title